UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
Form 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 28, 2006 (August 13, 2006)
ZILA, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-17521 (Commission File Number)	86-0619668 (I.R.S. Employer Identification No.)
5227 North 7th Street, Phoenix, Arizona 85014-2800
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (602) 266-6700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFD 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
SIGNATURES
Exhibit Index
EX-10.1
EX-99.1
EX-99.2

Explanatory Note
     This Current Report on Form 8-K/A is being filed to (i) amend the Current Report on Form 8-K, dated August 13, 2006 and filed with the Securities and Exchange Commission on August 17, 2006 by Zila, Inc. (the “Company”) and (ii) include additional disclosures by the Company, in each case as set forth below.

Item 1.01.	Entry into a Material Definitive Agreement.
     On September 28, 2006, the Company entered into a First Amendment to Stock Purchase Agreement (the “Amendment”) with NBTY, Inc. (“NBTY”) to amend certain nonmaterial provisions of the Stock Purchase Agreement, dated as of August 13, 2006, by and between the Company and NBTY (as amended, the “Agreement”) relating to the sale of the Company’s the wholly-owned subsidiary, Zila Nutraceuticals, Inc. (“ZNI”). In general, the Amendment clarifies the Company’s rights to transfer certain intellectual property to ZNI prior to closing and adds an obligation to disclose all domain names owned by ZNI.
     On October 2, 2006 and pursuant to the Agreement, the Company completed the divestiture of ZNI, the manufacturer and marketer of Ester-C® and Ester-E®, for cash consideration of $37.5 million, subject to a working capital adjustment, with up to an additional $3 million in cash contingent upon the performance of ZNI during the one-year period after the closing (the “Disposition”).
     Copies of the Amendment and Company’s press release announcing the completion of the Disposition, including information concerning forward-looking statements and factors that may affect the Company’s future results, are attached hereto as Exhibit 10.1 and Exhibit 99.1, respectively, and are incorporated herein by this reference.

Item 1.02.	Termination of a Material Definitive Agreement.
     A portion of the proceeds from the Disposition were used to repay all amounts outstanding under the $40 million credit facility (the “Credit Facility”) created by that certain Credit Agreement, originally dated as of March 24, 2006 (as amended, the “Credit Agreement”), by and among the Company, certain of its domestic subsidiaries and Black Diamond Commercial Finance, L.L.C. (“BDCF”). The Credit Agreement was terminated on October 2, 2006, and there were no penalties paid by the Company in connection with the repayment of indebtedness outstanding under the Credit Facility or the termination of the Credit Agreement.
     Also, in connection with and as a condition precedent to the Disposition, the Company caused ZNI to redeem the outstanding $3.9 million in principal face amount of the Industrial Development Revenue Bonds (the “Bonds”) that were issued in 1999 by The Industrial Development Authority of the County of Yavapai (the “Authority”) for the construction of ZNI’s manufacturing and laboratory facility. The redemption was completed on September 28, 2006. In connection with the issuance of the Bonds, the Authority required that ZNI maintain an irrevocable direct-pay letter of credit, which the Company had guaranteed, to secure payment of principal and interest on the Bonds. The current letter of credit, which was provided by Wells Fargo Business Credit, Inc. (“Wells Fargo”), was cancelled in connection with the redemption of the Bonds, and the Reimbursement Agreement, dated as of February 6, 2004, between Oxycal

Laboratories, Incorporated, ZNI’s predecessor, and Wells Fargo (the “Reimbursement Agreement”) to secure ZNI’s obligations to repay amounts drawn on the letter of credit was also terminated. Among other expenses incurred in connection with redeeming the Bonds, the Company and ZNI were required to pay an early termination penalty of approximately $61,807 in connection with terminating the Reimbursement Agreement.

Item 2.01.	Completion of Acquisition or Disposition of Assets.
     The information set forth in Item 1.01 above is incorporated herein by this reference.

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligations or an Obligation under an Off-Balance Sheet Arrangement.
     Pursuant to the Credit Agreement, the Company’s obligation to repay indebtedness outstanding under the Credit Facility was accelerated by the sale of the capital stock of ZNI in connection with the Disposition, which is further described in Item 1.01 above, the contents of which are incorporated herein by this reference.
     As described in Item 1.02 above, the contents of which are incorporated herein by this reference, the Company repaid all outstanding indebtedness under the Credit Facility with a portion of the proceeds from the Disposition and terminated the Credit Agreement on October 2, 2006.

Item 9.01.	Financial Statements and Exhibits.
(b)	Pro Forma Financial Information
     The following pro forma financial statements, as required pursuant to Article 11 of Regulation S-X, are attached hereto as Exhibit 99.2 and incorporated herein by this reference:
(1)	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of April 30, 2006;

(2)	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Nine Months Ended April 30, 2006;

(3)	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Fiscal Year Ended July 31, 2005;

(4)	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Fiscal Year Ended July 31, 2004; and

(5)	Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Fiscal Year Ended July 31, 2003.

(d)	Exhibits

Exhibit No.	Description

10.1	First Amendment to Stock Purchase Agreement, dated September 28, 2006, by and between Zila, Inc. and NBTY, Inc.

99.1	Press Release, dated October 3, 2006

99.2	Unaudited Pro Forma Financial Statements

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zila, Inc.
Dated: October 4, 2006	By:	/s/ Gary V. Klinefelter
Gary V. Klinefelter
Vice President, General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

10.1	First Amendment to Stock Purchase Agreement, dated September 28, 2006, by and between Zila, Inc. and NBTY, Inc.

99.1	Press Release, dated October 3, 2006

99.2	Unaudited Pro Forma Financial Statements